   As filed with the Securities and Exchange Commission on December 21, 1998

                                               Registration No. 333 -

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 ------------

                                TOM BROWN, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    95-1949781
  (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                    Identification No.)

      508 WEST WALL STREET, SUITE 500
                MIDLAND, TEXAS                             79701
   (Address of principal executive offices)             (Zip Code)

                     TOM BROWN, INC. 1993 STOCK OPTION PLAN
                            (Full title of the plan)

                              WILLIAM R. GRANBERRY
                                   President
                           500 Empire Plaza Building
                              Midland, Texas 79701
                    (Name and address of agent for service)

                                  915-682-9715
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Bruce R. DeBoer, Esq.
                                Tom Brown, Inc.
                            508 West Wall, Suite 500
                              Midland, Texas 79701

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                              Proposed              Proposed
Title of Each Class                            Maximum               Maximum           Amount of
of Securities To Be      Amount to be       Offering Price          Aggregate        Registration
     Registered            Registered         Per Share*          Offering Price         Fee
-------------------------------------------------------------------------------------------------
Common Stock,
  $.10 par value            500,000             $9.69              $4,845,000.00       $1,347.00
-------------------------------------------------------------------------------------------------

  * Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Registrant's Common Stock as reported on the NASDAQ National Market System on December 18, 1998.

                                EXPLANATORY NOTE

       This Registration Statement relates to the registration of 500,000 additional shares of Common Stock authorized for issuance under the Registrant's 1993 Stock Option Plan. Accordingly, pursuant to General Instruction "E" of Form S-8, the contents of the Registrant's Registration Statement No. 33-60842, No. 333-13157 , No. 333-42011 and No. 333-56577 are
hereby incorporated by reference.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

       The validity of the issuance of the Common Stock issuable upon exercise of the options has been passed upon for the Registrant by Lynch, Chappell & Alsup, a Professional Corporation, Midland, Texas. James M. Alsup, a shareholder in the firm of Lynch, Chappell & Alsup, is the Assistant Secretary of the Registrant and the beneficial owner of 10,000 shares of Common Stock of the Registrant.

ITEM 8.  EXHIBITS

     Exhibit No.                        Description
     -----------                        -----------
       *  5  --   Opinion of Lynch, Chappell & Alsup, a Professional Corporation

       *23.1 -- Consent of Lynch, Chappell & Alsup, a Professional Corporation (contained in Exhibit No. 5)

       *23.2 --   Consent of Arthur Andersen LLP

       *23.3 --   Consent of Williamson Petroleum Consultants, Inc.

       *23.4 --   Consent of Ryder Scott Company

       *24   --   Power of Attorney contained on Page 6 hereof
--------------
* Filed herewith.

ITEM 9.  UNDERTAKINGS

               (1) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each officer, director or employee to whom the prospectus is sent or given a copy of Registrant's Annual Report to Stockholders for its last fiscal year, unless such officer, director, or employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the officer, director or employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such officer, director or employee.

               (2) The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all officers, directors and employees participating in the Tom Brown, Inc. 1993 Stock Option Plan, who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

               (3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (4) The undersigned Registrant hereby undertakes:

                        (a) To file, during any period in which offers or sales
               are being made, a post-effective amendment to this Registration
               Statement:

                                 (i)  To include any prospectus required by
                        Section 10(a)(3) of the Securities Act of 1933;

                                 (ii) To reflect in the prospectus any facts or
                        events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                 (iii) To include any material information with
                        respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (4)(a)(i) and (4)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                        (b) That, for the purpose of determining any liability
               under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (c) To remove from registration by means of a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 18th day of December, 1998.


                                       TOM BROWN, INC.


                                       By: /S/ William R. Granberry
                                          -----------------------------------
                                             William R. Granberry,  President

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. Granberry and Damon C. Button and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them severally, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                                    Title                                  Date
   -------------                                ---------                              --------
/S/ Donald L. Evans                   Chairman of the Board of Directors           December 18, 1998
----------------------------             and Chief Executive Officer
Donald L. Evans                         (Principal Executive Officer)


/S/ William R. Granberry              President, Chief Operating                   December 18, 1998
----------------------------            Officer and Director
William R. Granberry

/S/ Damon C. Button                   Executive Vice President and                 December 18, 1998
----------------------------          Chief Financial Officer (Principal
Damon C. Button                        Financial Officer)

/S/ R. Kim Harris                                Controller                        December 18, 1998
----------------------------            (Principal Accounting Officer)
R. Kim Harris

/S/ Thomas C. Brown                             Director                           December 18, 1998
----------------------------
Thomas C. Brown

/S/ David M. Carmichael                         Director                           December 18, 1998
----------------------------
David M. Carmichael

/S/ Henry Groppe                                Director                           December 18, 1998
----------------------------
Henry Groppe

/S/ Edward W. LeBaron, Jr.                      Director                           December 18, 1998
----------------------------
Edward W. LeBaron, Jr.

/S/ Clyde E. McKenzie                           Director                           December 18, 1998
----------------------------
Clyde E. McKenzie

/S/ James B. Wallace                            Director                           December 18, 1998
----------------------------
James B. Wallace

/S/ Robert H. Whilden, Jr.                      Director                           December 18, 1998
----------------------------
Robert H. Whilden, Jr.

                                 EXHIBIT INDEX

     Exhibit No.                        Description
     -----------                        -----------
       *  5  --   Opinion of Lynch, Chappell & Alsup, a Professional Corporation

       *23.1 -- Consent of Lynch, Chappell & Alsup, a Professional Corporation (contained in Exhibit No. 5)

       *23.2 --   Consent of Arthur Andersen LLP

       *23.3 --   Consent of Williamson Petroleum Consultants, Inc.

       *23.4 --   Consent of Ryder Scott Company

       *24   --   Power of Attorney contained on Page 6 hereof
--------------
* Filed herewith.